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                                                                     EXHIBIT 10

                      CONSENT OF INDEPENDENT ACCOUNTANTS


   We hereby consent to the use in this Registration Statement on Form N-4 (Registration No. 333-72714) for MONY Variable Account A--Individual Flexible Payment Variable Annuity Contract of our report dated February 12, 2001 relating to the combined financial statements of the subaccounts of MONY Custom Master, MONYMaster and ValueMaster (comprising MONY Variable Account A), and our report dated February 8, 2001 relating to the consolidated financial statements of MONY Life Insurance Company and Subsidiaries, which appear in such Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York

January 22, 2002


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